Exhibit 99.1

PRESS RELEASE CONTACT: Natja Igney Odyssey Marine Exploration, Inc. (813) 876-1776 ext 2553 nigney@shipwreck.net

Odyssey Marine Exploration Announces 2007 Financial Results

Tampa, FL - March 13, 2008 - Odyssey Marine Exploration (NasdaqCM: OMEX), the world leader in the field of deep-ocean shipwreck exploration, today reported full year 2007 financial results.

For the full year 2007, Odyssey reported revenues of $6.2 million, compared to $5.1 million in 2006. The Company reported a net loss of $23.8 million for the full year 2007, compared to a net loss of $19.1 million in 2006. The net loss per share for the full year 2007 was $.51, compared to a net loss per share of $.41 in 2006.

Operating expenses increased $3.9 million from $23.7 million in 2006 to $27.6 million in 2007. Operations and research expenses decreased by $.7 million, primarily due to reduced operating expenses in the Company’s themed attraction segment and lower vessel operating costs, offset by an increase in marketing, general and administrative expenses of $4.6 million.

Odyssey attributed the 2007 annual loss to several factors, primarily a significant increase in marketing, general and administrative expenses due to an increase in advertising and commissions associated with the outsourcing of its direct sales efforts in the second quarter of 2006, employee-related expenses including share-based compensation costs related to adoption of FASB 123R, corporate and legal expenses primarily associated with the “Black Swan” project, and accelerated depreciation expenses of its attraction development assets associated with the reorganization of the Company’s themed attraction segment.

“We are extremely pleased with the results of our shipwreck operations in 2007, which resulted in the discovery and recovery of the largest cache of coins from a deep ocean site in history. While this momentous accomplishment is not yet positively reflected in our financial statements, we believe the “Black Swan” discovery will likely have a positive impact on our financials upon successful resolution of our court case,” commented Greg Stemm, Odyssey’s Chief Executive Officer. “We are in a stronger position than ever before. In every area, from equipment and personnel to project pipeline and funding, I have never been as optimistic about our Company and our prospects.”

“The year 2007 was a big one for Odyssey. The costs associated with some of our accomplishments, including “Black Swan” have been substantial, but we are confident that we will see significant benefits to our Company from our operations last year,” said Mark Gordon, Odyssey’s President. “In addition to shipwreck operations, our successful shipwreck exhibit in Tampa, which is now preparing to open in Detroit, our migration from the American Stock Exchange to the Nasdaq Capital Market, and an increase in coin sales this fiscal year were some of the noteworthy accomplishments that demonstrate the success of our ongoing efforts to build the Odyssey brand and invest in Odyssey’s future growth.”

- more -

WWW.SHIPWRECK.NET

P.O. Box 320057, Tampa, FL 33679-2057

Revenue

Revenue is generated primarily through the sale of gold and silver coins, but also through other artifacts and merchandise. Revenue for 2007 and 2006 was $6.2 million and $5.1 million, respectively, representing sales volume of gold and silver coins of approximately 4,300 coins in 2007 and 2,700 coins in 2006. The volume mix of gold and silver coins in 2007 was approximately 18% and 82%, respectively, and in 2006 was 17% and 83%, respectively. While Odyssey continued to sell numismatic coins to independent coin dealers, there was a significant shift beginning in the second quarter 2006 to the Company’s direct marketing sales efforts. In 2007 and 2006, Odyssey sold through several independent dealers of which two represented 58% and 65% of total sales, respectively.

Direct sales efforts (inbound and outbound call center and related infrastructure) were outsourced beginning in the second quarter of 2006 to an experienced direct marketing partner. The major factor for the $1.1 million increase in revenue for 2007 was the increase in gold and silver coins sold. Continued development of the SS Republic coin products drove consumer demand higher. Additionally, more wholesale partners have expanded distribution and reach into the market. As of December 31, 2007, the Company has a remaining inventory of approximately 33,000 silver coins.

Included in the revenue for 2007 and 2006 was $.4 million and $.3 million, respectively, of admissions and merchandise sales from Odyssey’s themed attractions segment. The Company’s revenue for 2007 and 2006 was predominantly U.S. domestic-based.

Cost and Expenses

Cost of sales consists of shipwreck recovery costs, grading, conservation, packaging, and shipping costs associated with artifact, merchandise and book sales. Cost of sales as a percentage of revenue for 2007 and 2006 was 37% and 21%, respectively. The higher cost of sales percentage in 2007 is primarily attributable (i) additional discounts and premiums given in 2007 due to the sale of Odyssey’s remaining non-graded gold coins and (ii) $.5 million inventory reserves established for remaining merchandise inventory due to the reorganization of the themed attractions segment. Odyssey reorganized its themed attraction segment in the fourth quarter 2007. The Company’s focus in themed attractions will no longer be to operate and manage themed attractions, but to partner with other attraction experts in order to build the Odyssey brand and promote and grow the themed attraction concept that has already been developed.

Operations and research expenses were $14.3 million in 2007 and $15.0 million in 2006. This decrease of $.7 million consists of $1.0 million of reduced operating expenses in Odyssey’s theme attraction segment in connection with the September 2006 closing of the Company’s attraction in New Orleans, $.6 million of lower vessel operating costs and $.9 million of unfavorable operating expenses primarily attributable to the “Black Swan” project.

Marketing, general and administrative expenses were $13.3 million in 2007 as compared to $8.7 million in 2006. Of the $4.6 million increase, $1.0 million was related to sales and marketing primarily due to an increase in advertising and commissions associated with the outsourcing of direct sales efforts in the second quarter of 2006; $1.6 million was primarily due to employee-related expenses

- more -

www.shipwreck.net

P.O. Box 320057, Tampa, FL 33679-2057

including share-based compensation costs related to adoption of FASB 123R ($.7 million) and employee bonuses ($.8 million); $.8 million related to corporate and legal expenses primarily associated with the “Black Swan” project; $.9 million was due to accelerated depreciation expenses of Odyssey’s attraction development assets associated with the reorganization of its themed attraction segment and $.3 million related to a reduction of expenses in 2006 relating to miscellaneous gains. The Company’s focus in themed attractions will no longer be to operate and manage themed attractions, but to partner with other attraction experts in order to build the Odyssey brand and promote and grow the themed attraction concept that has already been developed.

Active Projects

Odyssey has numerous shipwreck projects in various stages of development around the world. In order to protect the identities of the targets of its planned search or recovery operations, in some cases, the Company will defer disclosing specific information relating to projects until it has located a shipwreck or shipwrecks of interest and determined a course of action to protect property rights.

In some cases, Odyssey does not target specific shipwrecks, but instead focuses on a search area that historical records suggest may contain unrecorded – as well as recorded high value targets – because of the proximity to shipping routes frequented by ships carrying high value intrinsically valuable cargoes.

“Black Swan” Project

In May 2007, Odyssey announced the discovery and archaeological recovery of more than 500,000 silver coins weighing more than 17 tons, hundreds of gold coins, worked gold and other artifacts from a site in the Atlantic Ocean code-named “Black Swan.” Odyssey has not yet been able to positively identify the shipwreck and has not publicly disclosed the location of the site in order to protect artifacts which remain at the site.

Odyssey believes the “Black Swan” recovery was conducted in conformity with Salvage Law and the Law of the Sea Convention, beyond the territorial waters or contiguous zone of any country. The Company does not believe that the recovery is subject to sovereign immunity by any nation pursuant to the Law of the Sea Convention. The work accomplished to date on this site has diligently followed archaeological protocols using advanced robotic technology. All recovered items have been legally imported into the United States and placed in a secure, undisclosed location where they are undergoing conservation and documentation.

While there have been numerous estimates of the potential retail value of the coins from the "Black Swan" site made in the media, the Company has not made any public estimates. The retail pricing on the coins will only take place once all the coins are conserved and evaluated by numismatists, and as with any other retail product, the net profit from the sale of the coins will be significantly less than the retail value after deducting taxes, marketing, conservation and other costs of sales.

In June 2007, a judge in the Court of La Linea de la Concepcion (Cadiz, Spain) issued an order to detain and search Odyssey’s vessels, apparently assuming (incorrectly) that the “Black Swan”

- more -

www.shipwreck.net

P.O. Box 320057, Tampa, FL 33679-2057

recovery was conducted illegally in Spanish waters. On July 12, 2007, Odyssey’s survey vessel, the Ocean Alert, departed Gibraltar and was boarded by the Spanish Guardia Civil in international waters and forcibly directed to a port in Spain for search and inspection. The inspection was completed and the ship was cleared for departure on July 17, 2007.

On October 16, 2007, Odyssey’s research vessel Odyssey Explorer departed Gibraltar and was detained by the Spanish Navy and Guardia Civil in international waters and forcibly directed to a port in Spain for search and inspection. After a rigorous inspection the Odyssey Explorer was cleared and departed on October 20, 2007. It is the opinion of Odyssey’s legal counsel that the seizure and search of both vessels was conducted illegally.

Before the Ocean Alert was seized, Odyssey provided a 109-page legal affidavit to authorities in the Spanish Federal Government, the Junta de Andalucia, the United Kingdom, Gibraltar, and the United States detailing Odyssey's activities leading up to, and after, the announcement of the "Black Swan" discovery. This document (which covered nine years of communications and meetings between Odyssey, the Junta of Andalucia and the governments of the United States, the United Kingdom and Spain) was provided in order to address questions posed by the Spanish regarding Odyssey's activities and to reassure all concerned governments and officials that Odyssey has always acted legally and with full transparency in relation to the "Black Swan" project and in all other shipwreck exploration activities.

The Kingdom of Spain has filed notices in the U.S. District Court claiming certain rights to any property relating to the “Black Swan.” Odyssey does not have the ability to immediately monetize the recovered cargo until it is awarded title or a total or partial salvage award by the U.S. District Court. Claims against the recovery have been submitted by the government of Spain and other parties may also assert claims. As a result, the amounts that the Company may ultimately receive are uncertain.

“Firefly” Project

Odyssey and BDJ Discovery Group, LLC, or BDJ, filed a “Joint Motion for Substitution of Plaintiff” in the United States District Court for the Eastern District of North Carolina on February 21, 2008 which was granted upon filing. The joint motion substitutes Odyssey for BDJ as plaintiff in the In Rem Admiralty case against the Unidentified Shipwreck Vessel, its apparel, tackle, appurtenances and cargo located in the waters of the Atlantic Ocean approximately 12 miles off the coast of North Carolina, code-named “Firefly.”

In a separate agreement, BDJ has turned over all aspects of the project to Odyssey and assigned all of its rights to the artifacts and any wreck from which they originate to Odyssey in return for up to 15% of any proceeds from artifact sales after archaeological excavation, conservation, marketing and certain other expenses. Among other objects, a small number of gold and silver artifacts have been recovered from the site but the identity of the shipwreck from which the artifacts originated has not yet been confirmed. In order to protect the site, no additional information about the artifacts recovered nor operations at the site to date is being made available for release at this time. Odyssey has been involved in survey and inspection operations on the arrested site since August 2007 and is currently planning the next stages of survey and archaeological investigation of the site.

- more -

www.shipwreck.net

P.O. Box 320057, Tampa, FL 33679-2057

“Atlas” Search Project

Odyssey believes the "Atlas" project is the most extensive shipwreck search operation ever launched. A minimum of five high-value shipwrecks are believed to be in the search area, which encompasses more than 5,000 square miles. Odyssey began search operations during the 2005 season and resumed operations in April 2006.

During 2005, much of the area was searched with high-resolution side-scan sonar. During 2006, a second pass was completed which included acoustic and magnetometer data-streams which helped Odyssey create a larger database of information. Overlaying all three layers provided an extremely precise, high-resolution map of the seven search blocks.

Once targets of interest were logged, additional high-resolution imagery and magnetometer surveys were utilized to further classify and map targets before ROVs were deployed to visually inspect and recover any artifacts deemed necessary for identification. During the entire 2006 survey period, at least two ships were mobilized to engage in this search operation, and during part of the summer, three ships were utilized.

Odyssey filed an Admiralty arrest in the U.S. District Court for the Middle District of Florida in September 2006. On October 30, 2006, the U.S. District Court granted the Company's Motion for Preliminary Injunction appointing Odyssey as the exclusive finder-in-possession of the shipwrecked vessel, and prohibiting any interference with Odyssey's intended excavation of the site, which is believed to be the remains of a 17th century merchant vessel located outside the territorial waters of any country. However, until further ROV inspections and a preliminary archaeological excavation are completed on the arrested shipwreck site, it is not possible to confirm the identity or potential value of the shipwreck.

The Kingdom of Spain has filed notices in the U.S. District Court claiming certain rights to any Spanish property relating to this site.

The Company did not conduct operations in the “Atlas” search area in 2007. It intends to continue search operations and ROV inspections of the “Atlas” area beginning in the spring of 2008. For reasons of security and strategic confidentiality, Odyssey does not disclose the location of search operations within the “Atlas” project area.

HMS Sussex Project

The Sussex project is an expedition to locate and recover the artifacts and cargo of a large colonial-period British warship, HMS Sussex, which was lost in a severe storm in 1694. Based on documentary research conducted by contract researchers and its in-house research team in libraries and historical archives in Great Britain, France and other countries, Odyssey believes that there is a high probability the ship was carrying a cargo of coins with a substantial numismatic value.

Odyssey’s analysis of the data was accumulated from a review of the ship’s logs, court martial records, state papers, treasury books and various other letters and reports. The Company conducted offshore search operations on this project in 1998, 1999, 2000, and 2001. Based on the results of these search operations, Odyssey believes there is a high probability it may have located the remains of HMS Sussex.

- more -

www.shipwreck.net

P.O. Box 320057, Tampa, FL 33679-2057

On September 27, 2002, Odyssey entered into an agreement with the Government of the United Kingdom of Great Britain and Northern Ireland, referred to as Her Majesty’s Government (HMG), which allows the Company to conduct an archaeologically sensitive exploration of the shipwreck believed to be HMS Sussex and to recover artifacts from the shipwreck site.

In late 2005 and early 2006, Odyssey completed to the satisfaction of HMG all work detailed in Phase 1A of the HMS Sussex archaeological Project Plan. The Company has also completed a portion of Phase 1B. (A public version of the project plan is available for viewing at www.shipwreck.net/sussexpp.html.) The Company temporarily halted operations on the project at the request of the Spanish Ministry of Foreign Affairs while issues relative to the archaeological plan for excavation of the site, territorial and cultural resource management issues were negotiated.

On March 23, 2007, the Spanish Ministry of Foreign Affairs issued a press release to announce agreement between Spain and the United Kingdom for Odyssey to proceed with the Alboran project, which includes preliminary phases of excavation and identification of the site believed to be the HMS Sussex as well as a survey of the area in which the shipwreck lies. As part of this agreement, Odyssey agreed to provide information relative to other shipwrecks in the surrounding area to the Spanish Government to assist in the protection and preservation of those shipwrecks. Odyssey also agreed to allow two archaeologists appointed by the Spanish Government to observe work on the site.

Odyssey is currently waiting for the archaeological observers to be selected and scheduled by Spain before resuming operations on the site believed to be HMS Sussex. However, Odyssey does not believe Spain will appoint archaeologists in the immediate future. This project has been delayed while issues relating to the “Black Swan” project and admiralty claims as discussed herein are being addressed.

Because the government of Spain is pursuing claims against the recovery from the “Black Swan” project, they may interfere with Odyssey’s project related to HMS Sussex which has involved work in the Mediterranean Sea off the coast of Spain.

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. (NasdaqCM: OMEX) is engaged in the archaeologically sensitive exploration and recovery of shipwrecks and uses innovative methods and state-of-the-art technology to conduct extensive search and archaeological recovery operations around the world.

Odyssey discovered the Civil War era shipwreck of the SS Republic in 2003 and recovered over 50,000 coins and 14,000 artifacts from the site nearly 1,700 feet deep. In May 2007, the Company announced the largest historic deep-ocean treasure recovery of over 500,000 silver and gold coins, weighing 17 tons, from a Colonial era site code-named “Black Swan.” Most recently, Odyssey was named sole custodian for a shipwreck site code-named “Firefly” off the coast of North Carolina. In addition, Odyssey has several shipwreck projects in various stages of development around the world.

- more -

www.shipwreck.net

P.O. Box 320057, Tampa, FL 33679-2057

Odyssey offers various ways to share in the excitement of deep-ocean exploration by making shipwreck treasures and artifacts available to collectors, the general public and students through its webstore, exhibits, books, videos, merchandise, and educational programs. Odyssey's “SHIPWRECK! Pirates & Treasure” exhibit recently ended its successful seven month engagement at the Tampa Museum of Science and Industry and is scheduled to re-open at the Detroit Science Center on March 24, 2008. For details on the Company's activities and its commitment to the preservation of maritime heritage please visit www.shipwreck.net.

For additional information, please contact Natja Igney at 813-876-1776 (ext. 2553).

Consolidated Financial Statements (PDF). You will need Adobe Acrobat to view this file. If you do not have this program, you can download a free Adobe Acrobat Reader at Adobe.com

# # #

Odyssey Marine Exploration believes the information set forth in this Press Release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in “Risk Factors,” and “Business” in the Company’s annual report on Form 10-K for the year ended December 31, 2007, which has been filed with the Securities and Exchange Commission.

www.shipwreck.net

P.O. Box 320057, Tampa, FL 33679-2057